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                                                                    EXHIBIT 99.1


                 [ONLY FOR TRANSACTIONS WITH AUCTION RATE NOTES]


                                   APPENDIX I


GENERAL

The following description of the Auction Procedures applies to each Series of Auction Rate Notes (to the extent set forth in the Prospectus Supplement). The term "Note," as used in this Appendix, refers to each Series of Auction Rate Notes, and the term "Noteholder" refers to Noteholders holding Auction Rate Notes.

DEFINITIONS

Capitalized terms used herein and not otherwise defined have the meanings ascribed in the accompanying Prospectus and Prospectus Supplement. Additionally, the following terms have the meanings ascribed to them:

"All Hold Rate" means 90% of One-Month LIBOR.

"Auction" means the implementation of the Auction Procedures on an Auction Date.

"Auction Agent" means the initial auction agent under the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the substitute auction agent.

"Auction Agent Agreement" means the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such substitute Auction Agent Agreement.

"Auction Agent Fee" has the meaning set forth in the Auction Agent Agreement.

"Auction Agent Fee Rate" has the meaning set forth in the Auction Agent
Agreement.

"Auction Date" means, with respect to the Initial Period for each Series of Notes, the date set forth in the related Prospectus Supplement, and thereafter, the Business Day immediately preceding the first day of each Auction Period for each Note, other than:

                  (i) each Auction Period commencing after the ownership of the Notes is no longer maintained in book-entry form by the Depository;

                  (ii) each Auction Period commencing after and during the continuance of an Event of Default; or


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                  (iii) each Auction Period commencing less than two Business
Days after the cure or waiver of an Event of Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the Indenture, as described herein.

"Auction Period" means, with respect to each Note, the Interest Accrual Period applicable to such Note during which time the applicable Series Interest Rate is determined pursuant to the related Indenture, which Auction Period (after the Initial Period for such Note) initially shall consist of between seven days and one year (as set forth in the related Prospectus Supplement), as the same may be adjusted pursuant to such Indenture.

"Auction Period Adjustment" means an adjustment to the Auction Period as provided in the related Indenture, as described herein.

"Auction Procedures" means the procedures set forth in the related Indenture, and described herein by which the Auction Rate applicable to a Note is determined.

"Auction Rate" means, with respect to any Note, the rate of interest per annum that results from the implementation of the Auction Procedures and is determined as described in the Indenture and this Appendix I.

"Authorized Denominations" means, with respect to any Note, [$50,000] and any integral multiple in excess thereof.

"Broker-Dealer" means the initial broker-dealer under the initial Broker-Dealer Agreement or any other broker or dealer (each as defined in the Notes Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Issuer pursuant to the Indenture and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

"Broker-Dealer Agreement" means each agreement between the Auction Agent and a Broker-Dealer, and approved by the Issuer, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented.

"Broker-Dealer Fee" has the meaning set forth in the Auction Agent Agreement.

"Broker-Dealer Fee Rate" has the meaning set forth in the Auction Agent
Agreement.

"Existing Noteholder" means (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Noteholder Registry at the close of business on the Business Day immediately preceding such Auction and (ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of any Note.


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"Existing Noteholder Registry" means the registry of Persons who are owners of the Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

"Expected Interest Collections" means, with respect to any Collection Period, the sum of (i) the amount of interest accrued, net of amounts required to be paid to the Department of Education or to be repaid to Guarantee Agencies (including for the purpose a guarantor or escrow fund under a Private Loan Program), with respect to the Financed Student Loans in the related Trust Estate for such Collection Period (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance Payments pursuant to claims submitted for such Collection Period (whether or not actually received), net of amounts required to be paid to the Department of Education, with respect to Financed FFELP Loans in the related Trust Estate, to the extent not included in
(i) above, and (iii) Investment Earnings on the amounts on deposit allocable to the related Trust Estate with respect to such Collection Period prior to the related Distribution Date.

"Federal Funds Rate" means, for any date of determination, the federal funds (effective) rate as published on page [118] of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) on the immediately preceding Business Day. If no such rate is published on such page on such date, "Federal Funds Rate" shall mean for any date of determination, the Federal funds (effective) rate as published by the Federal Reserve Board in the most recent edition of Federal Reserve Statistical Release No. H.15 (519) that is available on the Business Day immediately preceding such date.

"Initial Period" means, as to any Note, the period commencing on the Closing Date of such Note and continuing through the day immediately preceding the Note Initial Interest Adjustment Date for such Note.

"Initial Rate" means, with respect to any Series of Notes, the rate identified as such in the related Prospectus Supplement.

"Initial Rate Adjustment Date" means, with respect to any Series of Notes, the date identified as such in the related Prospectus Supplement.

"Interest Adjustment Date" means, with respect to each Note, the date on which the applicable Series Interest Rate is effective and means, with respect to each such Note, the date of commencement of each Auction Period.

"Interest Determination Date" means, with respect to any Note, the Auction Date, or if no Auction Date is applicable to such Series, the Business Day immediately preceding the date of commencement of an Auction Period.

"Interest Accrual Period" means, with respect to a Note, the Initial Period for such Note and each period commencing on the Interest Adjustment Date for such Note and ending on the day before (i) the next Interest Adjustment Date for such Note or (ii) the Legal Final Maturity of such Note, as applicable.

"Market Agent" means the entity named as market agent under the Indenture, or any successor to it in such capacity thereunder.


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"Maximum Auction Rate" generally means (i) for Auction Periods of 34 days or less, either (A) the greater of (1) One-Month LIBOR plus [0.60]% or (2) the Federal Funds Rate plus [0.60]% (if both ratings assigned by the Rating Agencies to the applicable Note are "Aa3" or "AA-" or better) or (B) One-Month LIBOR plus [1.50]% (if any one of the ratings assigned by the Rating Agencies to the Note is less than "Aa3" or "AA-") or (ii) for Auction Periods of greater than or equal to 35 days, either (A) the greater of One-Month LIBOR or Three-Month LIBOR, plus in either case, [0.60]% (if both of the ratings assigned by the Rating Agencies to the applicable Note are "Aa3" or "AA-" or better) or (B) the greater of One-Month LIBOR or Three-Month LIBOR, plus in either case, [1.50]% (if any one of the ratings assigned by the Rating Agencies to the applicable
Note is less than "Aa3" or "AA-") or such other rate as may be set forth in the related Prospectus Supplement. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement.

"Net Loan Rate" means, with respect to the any Interest Accrual Period for a Series of Notes, the annualized percentage rate determined by multiplying (a) the ratio of 365 (or 366 in the case of a leap year) to the actual number of days in such Interest Accrual Period, and (b) the ratio of (i) Expected Interest Collections for the related Collection Period less Program Operating Expenses with respect to such Collection Period, to (ii) the Pool Balance as of the first day of such Collection Period. In making the determination of the Net Loan Rate applicable to such Series of Notes, the Indenture Trustee shall take into account as an increase to such Net Loan Rate the receipt of any Counterparty Exchange Payments relating to such Series, expressed as a percentage per annum of the Series.

"Non-Payment Rate" means One-Month LIBOR plus [1.50]%, as the same may be adjusted pursuant to an Indenture.

"One-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "One-Month Index Maturity") which appears on Telerate Page 5 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 5, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the One-Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Auction Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Auction Agent, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the One-Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR in effect for the applicable Interest Accrual Period will be One-Month LIBOR in effect for the previous Interest Accrual Period.

"Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

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"Potential Noteholder" means any Person (including an Existing Noteholder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Notes (or, in the case of an Existing Noteholder thereof, an additional principal amount of Notes).

"Three-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Three-Month Index Maturity") which appears on Telerate Page 5 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 5, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Three-Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Auction Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Auction Agent, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Three-Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable Interest Accrual Period will be Three-Month LIBOR in effect for the previous Interest Accrual Period.

EXISTING NOTEHOLDERS AND POTENTIAL NOTEHOLDERS

Participants in each Auction will include: (1) "Existing Noteholders," which shall mean any Noteholder according to the records of the Auction Agent at the close of business on the Business Day preceding each Auction Date; and (ii) "Potential Noteholders," which shall mean any Person, including any Existing Noteholder or a Broker/Dealer, who may be interested in acquiring Notes (or, in the case of an Existing Noteholder, an additional principal amount of the Notes such Noteholder then holds). See "- Broker-Dealer" herein.

By purchasing a Note, whether in an Auction or otherwise, each prospective purchaser of Notes or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described herein; (ii) so long as the beneficial ownership of the Notes is maintained in book-entry form to sell, transfer or otherwise dispose of the Notes only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Noteholder of the Notes so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer; (iii) to have its beneficial ownership of Notes maintained at all times in book-entry form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Noteholder will constitute an irrevocable offer to sell the principal amount of the Note specified in such Sell Order; (v) that a Bid placed by an Existing Noteholder will constitute an irrevocable offer to sell the principal amount of the Note specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Series Interest Rate of such Note, determined as described herein; and (vi) that a Bid placed by a Potential Noteholder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Note specified in such Bid if the rate specified in such Bid

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is, respectively, less than or equal to the Series Interest Rate of the specified Note, determined as described herein.

The principal amount of the Notes purchased or sold may be subject to probation procedures on the Auction Date. Each purchase or sale of Notes on the Auction Date will be made for settlement on the first day of the Interest Accrual Period immediately following such Auction Date at a price equal to 100% of the principal amount thereof, plus accrued but unpaid interest thereon. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

AUCTION AGENT

An entity named in the related Prospectus Supplement will be appointed as Auction Agent to serve as agent for the Issuer in connection with Auctions. The Indenture Trustee and the Issuer will enter into the Auction Agreement with the Auction Agent. Any Auction Agent or Substitute Auction Agent will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Indenture Trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Notes Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the Indenture and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the Indenture by giving at least 90 days notice to the Indenture Trustee, the Issuer and the Market Agent. The Auction Agent may be removed at any time by the Indenture Trustee upon the written direction of any provider of Credit Enhancement, if applicable, or, with the consent of the providers of Credit Enhancement, if applicable, the Noteholders of 66-2/3% of the aggregate principal amount of the Notes then outstanding, by an instrument signed by the providers of Credit Enhancement, if applicable, or such Noteholders or their attorneys and filed with the Auction Agent, the Issuer, the Indenture Trustee and the Market Agent upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Issuer or by the Market Agent, with the Issuer's consent, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Indenture Trustee, the Issuer, the providers of Credit Enhancement, if applicable, and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Indenture Trustee, at the direction of the Issuer (after receipt of a certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph above), shall use its best efforts to appoint a Substitute Auction Agent.

The Auction Agent is acting as agent for the Issuer in connection with Auctions. In the absence of bad, faith, negligent failure to act or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction

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Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

The Indenture Trustee will pay the Auction Agent the Auction Agent Fee on the Distribution Date set forth in the related Prospectus Supplement, and will reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Auction Agent Agreement or the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel). The Issuer will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer Agreements including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its respective duties thereunder and of enforcing this indemnification provision; provided that the Issuer will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements, such fees and expenses being payable as described above.

BROKER-DEALER

Existing Noteholders and Potential Noteholders may participate in Auctions only by submitting orders (in the manner described below) through a "Broker-Dealer," including the Broker-Dealer, as the sole Broker-Dealer or any other broker or dealer (each as defined in the Notes Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth below which (i) is a Participant or an affiliate of a Participant, (ii) has been selected by the Issuer and (iii) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective, in which the Broker-Dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.

The Broker-Dealers are entitled to a Broker-Dealer Fee, which is payable by the Auction Agent from monies received from the Indenture Trustee, on the Distribution Date set forth in the related Prospectus Supplement.

MARKET AGENT

In connection with each Series of Notes, the "Market Agent," will act solely as agent of the Issuer and will not assume any obligation or relationship of agency or trust for or with any of the Noteholders.

                               AUCTION PROCEDURES

GENERAL

Pursuant to the related Indenture, Auctions to establish the Auction Rate for each Auction Rate Note will be held on each applicable Auction Date, except as described below, by application of the Auction Procedures described herein. Such procedures are to be applicable separately to each Series of Notes.

The Auction Agent will calculate the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR or Three-Month LIBOR, as the case may be, on each Auction Date. The Administrator will calculate and,

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no later than the Business Day preceding each Auction Date, will report to the
Auction Agent in writing, the Net Loan Rate. If the ownership of a Note is no longer maintained in book-entry form, the Indenture Trustee will calculate the Maximum Auction Rate, and Administrator will report to the Indenture Trustee in writing the Net Loan Rate, on the Business Day immediately preceding the first day of each Interest Accrual Period commencing after delivery of such Note. If an Event of Default has occurred, the Indenture Trustee will calculate the Non-Payment Rate on the Interest Determination Date for (i) each Interest Accrual Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Accrual Period commencing less than two Business Days after the cure of any Event of Default. The Auction Agent will determine One-Month LIBOR or the Three-Month LIBOR, as applicable, for each Interest Accrual Period other than the Initial Period for a Note; provided, that if the ownership of the Notes is no longer maintained in book-entry form, or if an Event of Default has occurred, then the Indenture Trustee will determine the One-Month LIBOR or the Three-Month LIBOR, as applicable, for each such Interest Accrual Period. The determination by the Indenture Trustee or the Auction Agent, as the case may be, of the One-Month LIBOR or the Three-Month LIBOR, as applicable, will (in the absence of manifest error) be final and binding upon the Noteholders and all other parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the Indenture Trustee of the One-Month LIBOR or the Three-Month LIBOR, as applicable.

SUBMISSION OF ORDERS

As long as the ownership of the Notes is maintained in book-entry form, an Existing Noteholder may sell, transfer or otherwise dispose of Notes only pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction or through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Noteholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions for each Series of Notes will be conducted on each applicable Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to each Series of Notes).

Prior to the Submission Deadline (defined as 1:00 P.M., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Auction Date relating to a Note:

         (a) each Existing Noteholder of the applicable Notes may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount and Series of outstanding Notes, if any, held by such Existing Noteholder that such Existing Noteholder desires to continue to hold without regard to the Series Interest Rate for such Notes for the next succeeding Auction Period (a "Hold Order"); (ii) the principal amount and Series of outstanding Notes, if any, which such Existing Noteholder offers to sell if the Series Interest Rate for such Notes for the next succeeding Auction Period will be less than the rate per annum specified by such Existing Noteholder (a "Bid"); and/or (iii) the principal amount and Series of outstanding Notes, if any, held by such Existing Noteholder which such Existing Noteholder offers to sell without regard to the Series Interest Rate for such Notes for the next succeeding Auction Period (a "Sell Order"); and

         (b) one or more Broker-Dealers may contact Potential Noteholders to determine the principal amount and Series of Notes which each such Potential Noteholder offers to purchase, if the Series Interest Rate for such Notes for the next succeeding Auction Period will not be less than the rate per annum specified by such Potential Noteholder (also a "Bid").


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Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Noteholder and each Potential Noteholder placing an Order is referred to as a "Bidder."

Subject to the provisions described below under "Validity of Orders," a Bid by an Existing Noteholder will constitute an irrevocable offer to sell: (i) the principal amount and Series of the outstanding Notes specified in such Bid if the Series Interest Rate for such Notes will be less than the rate specified in such Bid, (ii) such principal amount or a lesser principal amount and Series of the outstanding Notes to be determined as described below in "Acceptance and Rejection of Orders," if the Series Interest Rate for such Notes will be equal to the rate specified in such Bid or (iii) such principal amount or a lesser principal amount of the then outstanding Notes to be determined as described below under "Acceptance and Rejection of Orders," if the rate specified therein will be higher than the Series Interest Rate for such Notes and Sufficient Bids (as defined below) have not been made.

Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Noteholder will constitute an irrevocable offer to sell:
(i) the principal amount of the Note specified in such Sell Order or (ii) such principal amount or a lesser principal amount of outstanding Notes of the specified Note as described below under "Acceptance and Rejection of Orders," if Sufficient Bids have not been made.

Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Noteholder will constitute an irrevocable offer to purchase: (i) the principal amount of the Note specified in such Bid if the Series Interest Rate for such Notes will be higher than the rate specified in such Bid or (ii) such principal amount or a lesser principal amount of such Notes as described below in "Acceptance and Rejection of Orders," if the Series Interest Rate is equal to the rate specified in such Bid.

Each Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and will specify with respect to each such Order: (i) the name of the Bidder placing such Order; (ii) the aggregate principal amount and Series of Note that are the subject of such Order; (iii) to the extent that such Bidder is an Existing Noteholder: (a) the principal amount and Series of Notes, if any, subject to any Hold Order placed by such Existing Noteholder; (b) the principal amount, and Series of Notes, if any, subject to any Bid placed by such Existing Noteholder and the rate specified in such Bid; and (c) the principal amount, and Series of Notes, if any, subject to any Sell Order placed by such Existing Noteholder, and (iv) to the extent such Bidder is a Potential Noteholder, the rate specified in such Potential Noteholder's Bid.

If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

If an Order or Orders covering all Notes of the applicable Series held by any Existing Noteholder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Noteholder covering the principal amount of Notes held by such Existing Noteholder and not subject to an Order submitted to the Auction Agent.

Neither the Issuer, the Indenture Trustee nor the Auction Agent will be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Noteholder or Potential Noteholder.


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An Existing Noteholder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Notes then held by such Existing Noteholder. An Existing Noteholder that offers to purchase additional Notes is, for purposes of such offer, treated as a Potential Noteholder.

Any Bid specifying a rate higher than the Maximum Auction Rate will (i) be treated as a Sell Order if submitted by a Existing Noteholder and (ii) not be accepted if submitted by a Potential Noteholder.

VALIDITY OF ORDERS

If any Existing Noteholder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of the Series of Notes held by such Existing Noteholder, such Orders will be considered valid as follows and in the order of priority described below.

Hold Orders. All Hold Orders will be considered valid, but only up to the aggregate principal amount of the Series of Notes held by such Existing Noteholder, and if the aggregate principal amount of the Series of Notes subject to such Hold Orders exceeds the aggregate principal amount of the Series of Notes held by such Existing Noteholder, the aggregate principal amount of the Series of Notes subject to each such Hold Order will be reduced pro rata so that the aggregate principal amount of the Series of Notes subject to all such Hold Orders equals the aggregate principal amount of the Series of Notes held by such Existing Noteholder.

Bids. Any Bid will be considered valid up to an amount equal to the excess of the principal amount of the Series of Notes held by such Existing Noteholder over the aggregate principal amount of such Note, subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Noteholder and the aggregate principal amount of Notes subject to such Bids is greater than such excess, such Bids will be considered valid up to an amount equal to such excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of such Existing Noteholder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of Notes, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Noteholder at the rate therein specified.

Sell Orders. All Sell Orders will be considered valid up to an amount equal to the excess of the principal amount of Notes of the Series held by such Existing Noteholder over the aggregate principal amount of Notes subject to valid Hold Orders and valid Bids as referred to above.

If more than one Bid for a Series of Note is submitted on behalf of any Potential Noteholder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Noteholder covering an aggregate principal amount of Notes not equal to an Authorized Denomination or an integral multiple thereof will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Noteholder covering an aggregate principal amount of Notes not equal to an Authorized Denomination or an integral multiple thereof will be rejected. Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date will be irrevocable.

A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a "Submitted Hold Order," a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders").

DETERMINATION OF SUFFICIENT BID AND BID AUCTION RATE

Not earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

         (a) for the applicable Note, the excess of the total principal amount of such Notes over the sum of the aggregate principal amount of such Notes subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Notes"); and

         (b) from such Submitted Orders whether the aggregate principal amount of Notes of such Series subject to Submitted Bids by Potential Noteholders specifying one or more rates equal to or lower than the Maximum Auction Rate exceeds or is equal to the sum of (i) the aggregate principal amount of Notes of such Series subject to Submitted Bids by Existing Noteholders specifying one or more rates higher than the Maximum Auction Rate and (ii) the aggregate principal amount of Notes of such Series subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the Notes are subject to Submitted Hold Orders, such Submitted Bids by Potential Noteholders above will be hereinafter referred to collectively as "Sufficient Bids"); and

         (c) if Sufficient Bids exist, the "Bid Auction Rate," which will be the lowest rate specified in such Submitted Bids such that if:

                  (i) each such Submitted Bid from Existing Noteholders of such Note specifying such lowest rate and all other Submitted Bids from Existing Noteholders of such Note specifying lower rates were rejected (thus entitling such Existing Noteholders to continue to hold the principal amount of Notes subject to such Submitted
                           Bids); and

                  (ii) each such Submitted Bid from Potential Noteholders of such Note specifying such lowest rate and all other Submitted Bids from Potential Noteholders specifying lower rates, were accepted, the result would be that such Existing Noteholders described in subparagraph
                           (c)(i) above would continue to hold an aggregate principal amount of Notes which, when added to the aggregate principal amount of Notes to be purchased by such Potential Noteholders described in this subparagraph (ii) would equal not less than the Available Notes.

DETERMINATION OF AUCTION RATE AND SERIES INTEREST RATE; NOTICE

Promptly after the Auction Agent has made the determinations described above, the Auction Agent is to advise the Indenture Trustee of the Net Loan Rate, the Maximum Auction Rate, the All Hold Rate and the components thereof on the Auction Date, and based on such determinations, the Auction Rate for the next succeeding Interest Accrual Period for the applicable Note as follows:

         (a) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Accrual Period will be equal to the Bid Auction Rate so determined;

         (b) if Sufficient Bids do not exist (other than because all of the Notes of the applicable Note are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Accrual Period will be equal to the Maximum Auction Rate; or

         (c) if all Notes of the applicable Note are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Accrual Period will be equal to the All Hold Rate.

Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Indenture Trustee of the Series Interest Rate for each applicable Note, which rate will be the lesser of (a) the Formula Rate for each such Note and (b) the Net Loan Rate.

ACCEPTANCE AND REJECTION OF ORDERS

Existing Noteholders of the applicable Note will continue to hold the principal amount of Notes of such Series that are subject to Submitted Hold Orders. If, with respect to a Note, the Net Loan Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids, as described above under "Determination of Sufficient Bids and Bid Auction Rate," have been received by the Auction Agent, the Bid Auction Rate will be the Series Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as provided in the Indenture and described below under "Sufficient Bids."

If the Net Loan Rate is less than the Auction Rate, the Series Interest Rate will be the Net Loan Rate. If the Auction Rate and the Net Loan Rate are both greater than the Series Interest Rate limitation, the Series Interest Rate for each Series shall be equal to the Series Interest Rate limitation. If the Auction Agent has not received Sufficient Bids as described above under "Determination of Sufficient Bids and Bid Auction Rate" (other than because all of the Notes are subject to Submitted Holds Orders), the Series Interest Rate will be the lesser of the Maximum Auction Rate or the Net Loan Rate. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below under "Insufficient Bids."

Sufficient Bids. If Sufficient Bids have been made with a respect to a Note and the Net Loan Rate is equal to or greater than the Bid Auction Rate (in which case the Series Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

         (a) Existing Noteholders' Submitted Bids specifying any rate that is higher than the Series Interest Rate will be accepted, thus requiring each such Existing Noteholder to sell the aggregate principal amount of Notes subject to such Submitted Bids;

         (b) Existing Noteholders' Submitted Bids specifying any rate that is lower than the Series Interest Rate will be rejected, thus entitling each such Existing Noteholder to continue to hold the aggregate principal amount of Notes subject to such Submitted Bids;

         (c) Potential Noteholders' Submitted Bids specifying any rate that is lower than the Series Interest Rate will be accepted;

         (d) Each Existing Noteholder's Submitted Bid specifying a rate that is equal to the Series Interest Rate will be rejected, thus entitling such Existing Noteholder to continue to hold the aggregate principal amount of Notes subject to such Submitted Bid, unless the aggregate principal amount of Notes subject to such Submitted Bids will be greater than the principal amount of Notes (the "remaining principal amount") equal to the excess of the Available Notes over the aggregate principal amount of Notes subject to Submitted Bids described in subparagraphs (b) and (c) above, in which event such Submitted Bid of such Existing Noteholder will be rejected in part and such Existing Noteholder will be entitled to continue to hold the principal amount of Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of Notes held by such Existing Noteholder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Notes subject to such Submitted Bids made by all such Existing Noteholders that specified a rate equal to the Series Interest Rate; and

         (e) Each Potential Noteholder's Submitted Bid specifying a rate that is equal to the Series Interest Rate will be accepted, but only in an amount equal to the principal amount of Notes obtained by multiplying the excess of the aggregate principal amount of Available Notes over the aggregate principal amount of Notes subject to Submitted Bids described in subparagraphs
                  (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of Notes subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Notes subject to Submitted Bids made by all such Potential Noteholders that specified a rate equal to the Series Interest Rate.

Insufficient Bids. If Sufficient Bids have not been made with respect to a Note (other than because all of the Notes of such Series are subject to Submitted Hold Orders) or if the Net Loan Rate is less than the Bid Auction Rate (in which case the Series Interest Rate shall be the Net Loan Rate) or if the Series Interest Rate limitation applies, subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

         (a) Existing Noteholders' Submitted Bids specifying any rate that is equal to or lower than the Series Interest Rate will be rejected, thus entitling such Existing Noteholders to continue to hold the aggregate principal amount of Notes subject to such Submitted Bids;

         (b) Potential Noteholders' Submitted Bids specifying any rate that is equal to or lower than the Series Interest Rate will be accepted, and specifying any rate that is higher than the Series Interest Rate will be rejected; and

         (c) each Existing Noteholder's Submitted Bid specifying any rate that is higher than the Series Interest Rate and the Submitted Sell Order of each Existing Noteholder will be accepted, thus entitling each Existing Noteholder that submitted any such Submitted Bid or Submitted Sell Order to sell the Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Notes obtained by multiplying the aggregate principal amount of Notes subject to Submitted Bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of Notes held by such Existing Noteholder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of Notes subject to all such Submitted Bids and Submitted Sell Orders.

All Hold Orders. If all Notes of a Series are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

Authorized Denominations Requirement. If, as a result of the procedures described above regarding Sufficient Bids and Insufficient Bids, any Existing Noteholder would be entitled or required to sell, or any Potential Noteholder would be entitled or required to purchase, a principal amount of Notes that is not equal to an Authorized Denomination or an integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, round up or down the principal amount of Notes to be purchased or sold by any Existing Noteholder or Potential Noteholder so that the principal amount of Notes purchased or sold by each Existing Noteholder or Potential Noteholder will be equal to an Authorized Denomination or an integral multiple in excess thereof. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Noteholder would be entitled or required to purchase less than a principal amount of Notes equal to an Authorized Denomination or any integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, allocate Notes for purchase among Potential Noteholders so that only Notes in an Authorized Denomination or any integral multiples in excess thereof are purchased by any Potential Noteholder, even if such allocation results in one or more of such Potential Noteholders not purchasing any Notes.

Based on the results of each Auction, the Auction Agent is to determine the aggregate principal amount of Notes of each Series to be purchased and the aggregate principal amount of Notes of each Series to be sold by Potential Noteholders and Existing Noteholders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Notes to be sold differs from such aggregate principal amount of Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, Notes.

Any calculation by the Auction Agent (or the Indenture Trustee, if applicable) of the Series Interest Rate, One-Month LIBOR, Three-Month LIBOR, the Maximum Auction Rate, the All Hold Rate, the Net Loan Rate and the Non-Payment Rate will, in the absence of manifest error, be binding on all other parties.

Notwithstanding anything in the Indenture to the contrary, no Auction is to be held on any Auction Date on which there are insufficient moneys held by the Indenture Trustee under the Indenture and available to pay the principal of and interest due on the applicable Note on the Distribution Date immediately following such Auction Date.

SETTLEMENT PROCEDURES

The Auction Agent is required to advise each Broker-Dealer that submitted an Order in an Auction of the Series Interest Rate for a Note for the next Interest Accrual Period and, if such Order was a Bid or Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., eastern time, on the Auction Date if the Series Interest Rate is the Auction Rate and not later than 4:00 p.m. eastern time on the Auction Date if the Series Interest Rate is the Net Loan Rate. Each Broker-Dealer that submitted an Order on behalf of a Bidder is required to then advise such Bidder of the applicable Series Interest Rate for the next Interest Accrual Period and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Notes as a result of the Auction and advise each Bidder purchasing or selling Notes as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such Notes or to deliver such Notes against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the Auction Agent is to record each transfer of Notes on the Existing Noteholders Registry to be maintained by the Auction Agent.

In accordance with DTC's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through DTC, so long as DTC is the Depository, and the accounts of the respective Participants at DTC will be debited and credited and Notes delivered as necessary to effect the purchases and sales of Notes as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

If any Existing Noteholder selling Notes in an Auction fails to deliver such Notes, the Broker-Dealer of any Person that was to have purchased Notes in such Auction may deliver to such Person a principal amount of Notes that is less than the principal amount of Notes that otherwise was to be purchased by such Person but in any event equal to an Authorized Denomination or any integral multiple thereof. In such event, the principal amount of Notes to be delivered will be determined by such Broker-Dealer. Delivery of such lesser principal amount of Notes will constitute good delivery. Neither the Indenture Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Noteholder, Existing Noteholder or their respective Broker-Dealer or Participant to deliver the principal amount of Notes or to pay for the Notes purchased or sold pursuant to an Auction or otherwise. See "Appendix II - Settlement Procedures" herein.

                      INDENTURE TRUSTEE NOT RESPONSIBLE FOR
                         AUCTION AGENT, MARKET AGENT AND
                                 BROKER-DEALERS

The Indenture Trustee shall not be liable or responsible for the actions of or failure to act by the Auction Agent, Market Agent or any Broker-Dealer under the Indenture or under the Auction Agent Agreement, the Market Agent Agreement or any Broker-Dealer Agreement. The Indenture Trustee may conclusively rely upon any information required to be furnished by the Auction Agent, the Market Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

                            CHANGES IN AUCTION TERMS

CHANGES IN AUCTION PERIOD OR PERIODS

While any of the Notes are outstanding, the Administrator, may, from time to time, change the length of the one or more Auction Periods in order to conform with then current market practice with respect to similar

Notes or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Notes (an "Auction Period Adjustment"). The Administrator will not initiate such change in the length of the Auction Period unless it shall have received the written consent from the Market Agent, which consent will not be unreasonably withheld, not less than three days nor more than 20 days prior to the effective date of an Auction Period Adjustment. The Administrator will initiate an Auction Period Adjustment by giving written notice to the Indenture Trustee, the Auction Agent, the Market Agent, any provider of Credit Enhancement and the Depository in substantially the form of, or containing substantially the information contained in, the Indenture at least 10 days prior to the Auction Date for such Auction Period.

Any such Auction Period Adjustment shall not result in an Auction Period of less than 7 days nor more than 91 days. If any such Auction Period Adjustment will result in an Auction Period of less than the number of days in the then current Auction Period, the notice described above will be effective only if it is accompanied by a written statement of the Indenture Trustee, the Issuer, the Auction Agent and the Depository to the effect that they are capable of performing their duties, if any, under the Indenture, the Auction Agent Agreement and any Broker-Dealer Agreement with respect to such changed Auction Period.

An Auction Period Adjustment will take effect only if (A) the Indenture Trustee and the Auction Agent receive, by 11:00 A.M., eastern time, on the Business Day before the Auction Date for the first such Auction Period, a certificate from the Issuer authorizing an Auction Period Adjustment specified in such certificate, the certificate of the Market Agent described above and the written statement of the Indenture Trustee, the Issuer, the Auction Agent and the Depository described above and (B) Sufficient Bids exist at the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) is not met, the Series Interest Rate applicable for the next Auction Period will be determined pursuant to the Auction Procedures and the Auction Period will be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met, but the condition referred to in (B) above is not met, the Series Interest Rate applicable for the next Auction Period will be the lesser of the Maximum Auction Rate and the Net Loan Rate and the Auction Period will be the Auction Period determined without reference to the proposed change.

CHANGES IN THE AUCTION DATE

The Market Agent, at the written direction of the Issuer, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar Notes or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Notes. The Issuer will not consent to such change in the Auction Date unless the Issuer will have received from the Market Agent not less than three days nor more than 20 days prior to the effective date of such change a written request for consent together with a certificate demonstrating the need for change in reliance on such factors. The Market Agent will provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Indenture Trustee, the Auction Agent, the Issuer and the Depository.


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



The changes in Auction terms described above may be made with respect to any Series of the Notes. In connection with any change in Auction Terms described above, the Auction Agent is to provide such further notice to such parties as is specified in the Auction Agent Agreement.

                 [ONLY FOR TRANSACTIONS WITH AUCTION RATE NOTES]


                                   APPENDIX II


                              SETTLEMENT PROCEDURES



These Settlement Procedures apply separately to each Series of Notes.

         (a) Not later than (i) 3:00 P.M. if the Series Interest Rate is the Auction Rate or (2) 4:00 p.m. if the Series Interest Rate is the Net Loan Rate, the Auction Agent is to notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Noteholder or Potential Noteholder of:

                  (i) the Series Interest Rate fixed for the next Interest Accrual Period;

                  (ii)     whether there were Sufficient Bids in such Auction;

                  (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Noteholder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Notes, if any, to be sold by such Existing Noteholder;

                  (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Noteholder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Notes, if any, to be purchased by such Potential Noteholder;

                  (v) if the aggregate amount of Notes to be sold by all Existing Noteholders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Notes to be purchased by all Potential Noteholders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers and the name of the Participant, if any, of each such Buyer's Broker-Dealer (an "Participant") acting for one or more purchasers of such excess principal amount of Notes and the principal amount of Notes to be purchased from one or more Existing Noteholders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Noteholders on whose behalf each of such Buyer's Broker-Dealers acted;

                  (vi) if the principal amount of Notes to be purchased by all Potential Noteholders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of Notes to be sold by all Existing Noteholders on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such

                           Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Notes and the principal amount of Notes to be sold to one or more Potential Noteholders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Noteholder on whose behalf each of such Seller's Broker-Dealers acted; and

                  (vii)    the Auction Date for the next succeeding Auction.

         (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Noteholder or Potential Noteholder is to:

                  (i) advise each Existing Noteholder and Potential Noteholder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

                  (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Noteholder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Noteholder's Participant to pay to such Buyer's Broker-Dealer (or its Participant) through the Depository the amount necessary to purchase the principal amount of the Notes to be purchased pursuant to such Bid against receipt of such Notes together with accrued interest;

                  (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Noteholder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Noteholder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through the Depository the principal amount of the Notes to be sold pursuant to such Order against payment therefor;

                  (iv) advise each Existing Noteholder on whose behalf such Broker-Dealer submitted an Order and each Potential Noteholder on whose behalf such Broker-Dealer submitted a Bid of the Series Interest Rate for the next Interest Accrual Period;

                  (v) advise each Existing Noteholder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

                  (vi) advise each Potential Noteholder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

         (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Notes received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Noteholders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Noteholder, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or (a)(vi) above.

         (d)      On each Auction Date:

                  (i) each Potential Noteholder and Existing Noteholder with an Order in the Auction on such Auction Date will instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be:

                  (ii) each Seller's Broker-Dealer that is not a Participant of the Depository will instruct its Participant to deliver such Notes through the Depository to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

                  (iii) each Buyer's Broker-Dealer that is not a Participant in the Depository will instruct its Participant to pay through the Depository to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a)(vi) above the amount necessary to purchase the Notes to be purchased pursuant to (b)(ii) above against receipt of such Notes.

         (e)      On the Business Day following each Auction Date;

                  (i) each Participant for a Bidder in the Auction on such Auction Date referred to in (d)(i) above will instruct the Depository to execute the transactions described under (b)(ii) or (b)(iii) above for such Auction, and the Depository will execute such transactions;

                  (ii) each Seller's Broker-Dealer or its Participant will instruct the Depository to execute the transactions described in (d)(ii) above for such Auction, and the Depository will execute such transactions; and

                  (iii) each Buyer's Broker-Dealer or its Participant will instruct the Depository to execute the transactions described in (d)(iii) above for such Auction, and the Depository will execute such transactions.

         (f) If an Existing Noteholder selling Notes in an Auction fails to deliver such Notes (by authorized book-entry), a Broker-Dealer may deliver to the Potential Noteholder on behalf of which it submitted a Bid that was accepted a principal amount of Notes that is less than the principal amount of Notes that otherwise was to be purchased by such Potential Noteholder. In such event, the principal amount of Notes to be so delivered will be determined solely by such Broker-Dealer (but only in Authorized Denominations). Delivery of such lesser principal amount of Notes will constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Notes which will represent any departure from the results of an Auction, as determined by the Auction Agent, will be of no effect unless and until the Auction Agent will have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the Indenture Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Noteholder, Existing Noteholder or their Respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Notes purchased or sold pursuant to an Auction or otherwise.


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